EXHIBIT 23.4

                                    CONSENT

        The undersigned hereby consents to being named in the Registration Statement (the "Registration Statement") on Form S-1 of Pentacon, Inc. ("Pentacon") as a director to be appointed after consummation of the initial public offering of Pentacon.

        IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 2nd day of December, 1997.

                                         /s/ DONALD LIST
                                             Donald List